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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               October 20, 2005
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               (Date of Report: Date of earliest event reported)


                                 Merilus, Inc.
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           (Exact name of registrant as specified in its charter)


          Nevada                 0-28475                  87-0635270
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)


                  P.O. Box 95625, South Jordan, Utah 84095
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (801) 253-6604
                                                    --------------

     307, 46165 Yale Road, Chilliwack, British Columbia, Canada V2R 3C7
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        (Former name or former address, if changed since last report)














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  Item 5.01 Change in Control/ITEM 5.02 Departure of Directors or Principal
  Officers; Election of Directors; Appointment of Principal Officers.


On October 20, 2005, Denny Nestripke accepted the position as president and director of Merilus, Inc. Mr. Nestripke is a certified public accountant with experience in working with start up companies and mid market companies, having served as the chief financial officer of both public and private companies. Mr. Nestripke has operated his own accounting practice for the past year and prior thereto he attended the University of Utah, completing a postgraduate degree. At the present time, Mr. Nestripke has not entered into any employment or other compensation arrangements with Merilus, Inc. and will serve on a part time, as needed basis. Mr. Nestripke is not an officer or director in any other companies that file reports with the SEC. Mr. Nestripke is 58 years old and has had no prior relationship with Merilus, Inc.

Merilus, Inc. previously operated through a wholly owned subsidiary which filed for bankruptcy protection. Since Merilus wholly owned subsidiary filed bankruptcy, Merilus has had no operations. In August 2005, Merilus largest shareholder sold his interest in Merilus to Micvic, LLC. The sale resulted in Micvic acquiring more than 60% of the issued and outstanding shares of Merilus for $145,000. All funds were personal funds of Micvic.
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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          Merilus, Inc.


                                          By: /s/
                                             ----------------------------
Date: October 26, 2005                       Denny Nestripke, President